Exhibit 10.52

To:	NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED
6th Floor, President Place
Corner of Jan Smuts Avenue and Bolton Road
Rosebank, 2196

Email address: hermank@net1.com
	Fax number:	+27 (11) 880 7080
	Attention:	Herman Kotze

(the Borrower)

From:	FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK
DIVISION) (the Original Senior Lender)

28 February, 2017

Dear Sirs,

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED
COMMON TERMS AGREEMENT
SIDE LETTER

1.	INTRODUCTION

1.1

In this side letter, we refer to the common terms agreement (the Common Terms Agreement) dated on or about 20 October, 2016 between, amongst others, Net1 Applied Technologies South Africa Proprietary Limited (the Borrower), FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as mandated lead arranger), FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as original senior lender) and FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as facility agent) as amended from time to time.

1.2	In this letter:

1.2.1	Longstop Date means 15 March, 2017 (or such later date as agreed by the Facility Agent); and

1.2.2	terms defined in the Common Terms Agreement have the same meaning in this letter, unless given a different meaning in this letter.

1.3

The provisions of clause 1.3 (Construction) and 1.4 (Third party rights) of the Common Terms Agreement apply to this letter as though they were set out in full in this letter, except that references to the Common Terms Agreement are to be construed as references to this letter.

2.	AMENDMENTS TO FINANCE DOCUMENTS

2.1

The Borrower and the Original Senior Lender agree, in respect of the Common Terms Agreement and each other relevant Finance Document, to negotiate and amend the terms of the relevant Finance Documents on the basis required to contemplate and permit multiple guarantors to provide Bank Guarantees thereunder and to ensure that only the Original Senior Lender retains the benefit of all amounts credited to the Escrow Account and Security in respect thereof.

2.2

If the Parties fail to reach agreement and amend the relevant Finance Documents as set out in Clause 2.1, by the Longstop Date, the Borrower must credit the Escrow Account in cleared funds in an amount not less than R1,400,000,000 within 3 Business Days of the Longstop Date (bringing the balance of the account to not less than R2,000,000,000). The Borrower shall comply with its obligations under this Clause 2.2, by procuring payment of the applicable amount, in Rand, by way of electronic funds transfer directly into the Escrow Account.

2.3

Failure by the Borrower and the Original Senior Lender to reach agreement and amend the relevant Finance Documents on the basis contemplated in Clause 2.1 or failure by the Borrower to comply with its obligations under Clause 2.2 will constitute an Event of Default under the Common Terms Agreement.

3.	GENERAL

3.1	This letter:

3.1.1	is a Finance Document;

3.1.2	is governed by the laws of South Africa;

3.1.3	constitutes the whole agreement between the parties hereto relating to the subject matter hereof;

3.1.4	may not be amended, varied or cancelled, save by written agreement between the parties hereto; and

3.1.5

may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter by facsimile transmission shall be effective as delivery of an original executed counterpart hereof.

3.2

The parties to this letter hereby irrevocably and unconditionally consent to the non- exclusive jurisdiction of the High Court of South Africa (Gauteng Local Division, Johannesburg) (or any successor to that division) in regard to all matters arising from this letter (including a dispute relating to the existence, validity or termination of this letter or any non-contractual obligation arising out of or in connection with this letter) (a dispute). The parties agree that the courts of South Africa are the most appropriate and convenient courts to settle disputes. The parties agree not to argue to the contrary and waive objection to this court on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this letter.

If you agree to the above, please sign where indicated below.

Yours sincerely,

FirstRand Bank Limited (acting through its Rand Merchant Bank division) in its capacity as Facility Agent, Arranger and Original Senior Lender By:

/s/ Niel van Zyl		/s/ Ziyaad Manie
Name:	Niel van Zyl	Name:	Ziyaad Manie
Office:	Authorised	Office:	Authorised
	(who warrants his authority)		(who warrants his authority)

We agree to the above.

Net1 Applied Technologies South Africa Proprietary Limited

By:

/s/ Herman G. Kotzé
Name:	Herman G. Kotzé	Name:
Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)